Exhibit 10.18

VIKING THERAPEUTICS, INC.

FOUNDER COMMON STOCK PURCHASE AGREEMENT

THIS FOUNDER COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of September 26, 2012 by and between Viking Therapeutics, Inc., a Delaware corporation (including any successor to its business and/or assets that assumes this Agreement or which becomes bound by the terms of this Agreement by operation of law, the “Company”), and Brian Lian (“Purchaser”).

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined under Section 2 hereof) the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, 2,650,000 shares of the Company’s common stock, par value $0.00001 per share (the “Purchased Shares”), at a purchase price of $0.01 per share (the “Purchase Price”) for a total purchase price of $26,500. The term “Shares” refers to the Purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Purchased Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Purchased Shares.

2. Purchase. The purchase and sale of the Purchased Shares under this Agreement shall occur at the principal office of the Company, or at such other place as shall be designated by the Company, simultaneously with the execution and delivery of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). On the Purchase Date, the Company will deliver to Purchaser (i) an original certificate representing the Purchased Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) that are deemed vested upon issuance in accordance with Section 4(c), and (ii) a copy of the certificate representing the Purchased Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) that are deemed to be Vesting Shares upon issuance in accordance with Section 4(c), in each case against payment of the purchase price therefor by Purchaser by Purchaser’s assignment of certain assets of Purchaser to the Company pursuant to the Technology Assignment Agreement, in the form attached as EXHIBIT A hereto, which assets, in the parties’ estimation, are equal in value to $26,500. In the event the Purchaser is married as of the date of this Agreement, Purchaser shall deliver to the Company on the date of this Agreement an Acknowledgement and Agreement of Spouse, in the form of EXHIBIT B attached to this Agreement (the “Spousal Consent”), duly completed and executed by Purchaser’s spouse. In the event Purchaser marries or remarries after the date of this Agreement, Purchaser shall deliver to the Company, within fifteen (15) business days following the date of such marriage or remarriage, a Spousal Consent duly completed and executed by Purchaser’s spouse.

3. Limitations on Transfer. Holder shall not assign, hypothecate, donate, encumber or dispose of any interest in Shares that constitute Vesting Shares (as defined under Section 4(c) hereof) and Holder shall not assign, hypothecate, donate, encumber or dispose of any interest in any other securities of the Company except in compliance with the provisions of this Agreement, the Company’s Bylaws (as may be amended or restated from time to time) and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Purchaser or any permitted transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee of such Shares (each a “Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder (the “Election Notice”), elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company (the “Board”) (excluding the Holder and its affiliates, if applicable) in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness or by any combination thereof on or before the later of (i) 30 days after the Company’s receipt of the Notice and (ii) 15 days after the Company delivers the Election Notice to the Holder.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within 60 days after the date the Notice is delivered to the Company, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws and (iii) each Proposed Transferee agrees in a writing delivered to the Company that the provisions of this Section 3 shall continue to apply to the Shares purchased by or otherwise transferred to such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee (in any respect), a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Notwithstanding anything contained in this Section 3(a) to the contrary, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser or Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing Purchaser’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3. Notwithstanding anything in this Agreement, without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three (3) transfers may be made pursuant to this Section 3(a)(vi), including all transfers by the Holder and all transfers by any transferee.

(b) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding in the event of death a transfer to Purchaser’s Immediate Family as set forth in Section 3(a)(vi) hereof) of all or a portion of the Shares by the record holder thereof (each, an “Involuntary Transfer”), the Company shall have the right to purchase all of the Shares transferred at the greater of (i) the purchase price paid by Purchaser pursuant to this Agreement and (ii) the fair market value of the Shares on the date of transfer (as determined in good faith by the Board) (excluding the Holder and its affiliates, if applicable). Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The Company shall have the right to purchase such Shares for a period of 30 days following receipt by the Company of written notice by the person acquiring the Shares pursuant to such Involuntary Transfer.

(c) Assignment. The right of the Company to purchase any part of the Shares, pursuant to the Right of First Refusal or as a result of an Involuntary Transfer, may be assigned in whole or in part by the Company to any holder or holders of capital stock of the Company or other person(s) or organization(s), in the Company’s sole discretion.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The Right of First Refusal and the Company’s right to repurchase the Shares in the event of an Involuntary Transfer pursuant to Section 3(b) hereof shall terminate upon the first sale of common stock of the Company (the “Common Stock”) to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(f) Lock-up Agreement. In connection with the initial public offering of any capital stock of the Company and upon request of the Company or the underwriters managing such offering of the Company’s capital stock, Holder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the closing of such offering, as may be requested by the Company or such managing underwriters, and to execute an agreement reflecting the foregoing as may be requested by the managing underwriters prior to the Company’s initial public offering. In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Holder hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the closing of such additional offering. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to cause any such agreement to contain a phased release from the lock-up period contained in the agreement based on the Company’s achievement of certain performance milestones. Any waiver or termination of the restrictions of any or all of such agreements by the Company or the managing underwriters shall apply to all securityholders subject to such agreements pro rata based on the number of shares subject to such agreements. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 3(f) and shall have the right, power and authority to enforce the provisions of this Section 3(f) as though they were parties to this Agreement.

4. Repurchase Option.

(a) In the event Purchaser’s Continuous Service Status (as defined in Section 9(d) hereof) is terminated, for any reason or no reason, including, without limitation, by reason of Purchaser’s death or disability (as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), by the Company for any reason or by Purchaser for any reason, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of three months from such Termination Date to repurchase all or any portion of the Vesting Shares (as defined under Section 4(c) hereof) held by each Holder as of the Termination Date that have not yet been released from the Repurchase Option, at the purchase price equal to $0.01 per Vesting Share (adjusted for any stock splits, stock dividends and the like) (the “Termination Purchase Price”). Notwithstanding the provisions of this Section 4, Holder hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the Vesting Shares at any time. Further, Holder acknowledges and understands that, in the event that the Company elects to exercise its Repurchase Option, the Termination Purchase Price may be less than the value of the Vesting Shares being repurchased by the Company, and that Holder bears any risk associated with the potential loss in value.

(b) The Repurchase Option shall be exercised by the Company by written notice at any time within three months following the Termination Date to Holder or, in the event of Purchaser’s death, Purchaser’s executor, and, at the Company’s option: (i) by delivery to

Purchaser or Purchaser’s executor of a check in the amount of the Termination Purchase Price for the Vesting Shares being repurchased; (ii) by cancellation by the Company of indebtedness equal to the Termination Purchase Price for the Vesting Shares being repurchased; or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Termination Purchase Price. Upon delivery of such notice and payment of the Termination Purchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Vesting Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Vesting Shares being repurchased by the Company, without further action by any Holder.

(c) On the date hereof, (i) 795,000 of the Shares shall be fully vested, and (ii) the remaining 1,855,000 of the Shares (the “Vesting Shares”) shall initially be subject to the Repurchase Option. An additional (a) 51,528 of the Vesting Shares shall be released on each one-month anniversary of the date of this Agreement through August 26, 2015, and (b) 51,520 of the Vesting Shares shall be released on September 26, 2015; provided, however, that in each case such scheduled release from the Repurchase Option shall immediately cease as of the Termination Date. Notwithstanding the foregoing, if a Triggering Event (as defined in Section 9(i) hereof) occurs, 100% of the total number of Vesting Shares held by Holder that have not yet been released from the Repurchase Option shall be released from the Repurchase Option as of immediately prior to, and contingent upon, the occurrence of such Triggering Event; provided that in the event of a Triggering Event under Section 9(i)(i) or 9(i)(ii), Purchaser’s Continuous Service Status has not terminated prior to such Triggering Event. Notwithstanding the foregoing, or anything else to the contrary set forth in this Agreement, the parties acknowledge and agree that the Board (excluding the Holder and its affiliates, if applicable) shall at all times have the full right and authority (but without any corresponding obligation) to provide for accelerated vesting of the Vesting Shares on any terms the Board (excluding the Holder and its affiliates, if applicable) deems appropriate.

5. Escrow of Vesting Shares.

(a) As security for the faithful performance of this Agreement, Purchaser agrees to deliver the certificate(s) evidencing the Vesting Shares, together with three stock assignments, each in the form of EXHIBIT C attached to this Agreement (the “Stock Assignment Forms”) with respect to each such stock certificate, executed by Purchaser (with the date and number of Vesting Shares left blank), to the Company’s Corporate Secretary or its designee (the “Escrow Agent”) prior to the issuance of the Shares to Purchaser. The stock certificate(s) representing the Vesting Shares, together with the executed Stock Assignment Forms, shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in EXHIBIT D attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the date hereof.

(b) Subject to the terms hereof, Holder shall have all the rights of a holder of shares of Common Stock with respect to such Vesting Shares while they are held in escrow, including, without limitation, the right to vote the Vesting Shares; provided, however, that any Vesting Shares held in escrow shall not be transferrable without the approval of the Board (excluding the Holder and its affiliates, if applicable). If, from time to time during the term of the

Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any dividend of cash or other property on the Shares, then any and all new, substituted or additional securities or cash or other consideration to which Holder is entitled by reason of Holder’s ownership of the Shares shall immediately and automatically become subject to the escrow, deposited with the Escrow Agent and included thereafter as “Vesting Shares” for purposes of this Agreement and the Repurchase Option.

6. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser understands that the Company’s sale of the Shares to Purchaser has not been registered under the Securities Act because the Company believes, relying in part on Purchaser’s representations in this document, that an exemption from such registration requirement is available for such sale. Purchaser understands that the availability of this exemption depends upon the representations Purchaser is making to the Company in this document being true and correct.

(b) Purchaser is purchasing the Shares solely for investment purposes, and not for further distribution. Purchaser’s entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for Purchaser’s account, except to the extent Purchaser intend to hold the Shares jointly with Purchaser’s spouse. Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. Purchaser’s investment intent is not limited to Purchaser’s present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

(c) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(d) Purchaser can properly evaluate the merits and risks of an investment in the Shares and can protect Purchaser’s own interests in this regard, whether by reason of Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Purchaser has consulted, or Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

(e) Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Purchaser have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information Purchaser deems appropriate for assessing the risk of an investment in the shares.

(f) Purchaser realizes that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. Purchaser is able to hold the Shares indefinitely if required, and Purchaser is able to bear the loss of Purchaser’s entire investment in the Shares.

(g) Purchaser knows that the Shares are restricted securities. Purchaser understands that the Shares are “restricted securities” in that the Company’s sale of the Shares to the Purchaser has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Purchaser also understands and agrees that:

(i) Purchaser must hold the shares indefinitely, unless any subsequent proposed resale by Purchaser is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act (“Rule 144”));

(ii) the Company is under no obligation to register any subsequent proposed resale of the Shares by Purchaser; and

(iii) the certificate(s) evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

(h) Purchaser is familiar with Rule 144, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. Purchaser understands that Purchaser’s ability to sell the Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after Purchaser’s purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if Purchaser is an affiliate of the Company, or a non-affiliate who has held the Shares less than two years after Purchaser’s purchase and full payment: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

(i) Purchaser understands that the requirements of Rule 144 may never be met, and that the Shares may never be saleable. Purchaser further understands that at the time Purchaser wishes to sell the Shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude Purchaser from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

(j) Purchaser understands that in the event Rule 144 is not available to Purchaser, any future proposed sale of any of the Shares by Purchaser will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) Purchaser’s written notice to the Company containing detailed information regarding the proposed sale, (ii) Purchaser’s providing an opinion of Purchaser’s counsel to the effect that such sale will not require registration, and (iii) the Company notifying Purchaser in writing that its counsel concurs in such opinion. Purchaser understands that neither the Company nor its counsel is obligated to provide Purchaser with any such opinion. Purchaser understands that although Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(k) Purchaser understands that the Board believes its valuation of the Purchased Shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service (the “IRS”) may successfully assert that the value of the Purchased Shares on the date of Purchaser’s purchase is substantially greater than the Board’s appraisal. Purchaser understands that any additional value ascribed to the Purchased Shares by such an IRS determination will constitute ordinary income to Purchaser as of the purchase date, and that any additional taxes and interest due as a result will be Purchaser’s sole responsibility payable only by Purchaser, and that the Company need not and will not reimburse Purchaser for that tax liability. Purchaser understands that if such additional value represents more than 25% of Purchaser’s gross income for the year in which the value of the Purchased Shares is taxable, the IRS will have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess Purchaser the additional tax and interest due.

(l) Purchaser acknowledges and agrees that, in making the decision to purchase the Purchased Shares, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter hereof, except as expressly provided in this Agreement. Furthermore, Purchaser acknowledges that Purchaser has had an opportunity to consult Purchaser’s own tax, legal and financial advisors regarding the purchase of the Purchased Stock.

(m) The address of Purchaser’s principal residence is set forth on the signature page below.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)	“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(iii)	Subject to Section 4 hereof: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION HELD BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(iv)	“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(v)	Any legend required to be placed thereon by the New York Attorney General or under New York securities laws

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been purported to have been so transferred.

(d) Removal of Repurchase Option Legend. Upon the release of any portion of the Vesting Shares from the Repurchase Option, such Vesting Shares then held by Holder will no longer be subject to the legend referred to in Section 7(a)(iii) hereof. After such time, and upon Holder’s request, a new certificate or certificates representing the Vesting Shares that have been released from the Repurchase Option shall be issued to Holder without the legend referred to in Section 7(a)(iii) hereof.

(e) Removal of Transfer Legend. When each of the following events have occurred, the Shares then held by Holder will no longer be subject to the legend referred to in Section 7(a)(ii) hereof: (i) the termination of the Right of First Refusal; and (ii) the expiration or termination of the market standoff provisions of Section 3(f) hereof (and of any agreement entered pursuant to Section 3(f) hereof). After such time, and upon Holder’s request, a new certificate or certificates representing the Shares not repurchased by the Company shall be issued to Holder without the legend referred to in Section 7(a)(ii) hereof.

8. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Purchaser’s employment, directorial or consulting relationship, for any reason or no reason, with or without cause or notice, subject to the terms of any other written agreement between the Company, a Parent or a Subsidiary, on the one hand, and the Purchaser, on the other hand.

9. Certain Defined Terms.

(a) “Affiliate” means an entity other than a Parent or a Subsidiary which, together with the Company, is under common control of a third person or entity.

(b) “Cause” means Holder’s: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (ii) material breach of any material agreement between Holder and the Company, which breach is not cured by Holder within fifteen (15) days of Holder’s receipt of notice of such breach; (iii) gross negligence or willful misconduct in the performance of Holder’s duties to the Company; or (iv) Holder’s conviction of a felony in connection with the performance of Holder’s obligations to the Company. The Board (excluding the Holder and its affiliates, if applicable) shall be entitled to determine Cause in the event of the termination of Holder’s Continuous Service Status. No event described in this Section 9(c) shall constitute Cause unless the Company has given Holder written notice of termination specifying the condition(s) or event(s) relied upon for such notice within ninety (90) days from the occurrence of such event (or, if later, from the earliest date the Board (excluding the Holder and its affiliates, if applicable) became aware of such event) and Holder has failed to cure the condition or event asserted to constitute Cause within thirty (30) day period following receipt of the such notice. A termination of Holder’s service in any other circumstance or for any other reason will be a termination “without Cause.”

(c) “Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital-raising services) and is compensated for such services, and any member of the Board, whether compensated for such services or not.

(d) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company-approved sick leave; (ii) military leave; or (iii) any other bona fide leave of absence approved by the Board (excluding the Holder and its affiliates, if applicable), provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, any Parent, any Subsidiary and/or any Affiliate, or any of their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(e) “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Board (excluding the Holder and its affiliates, if applicable), subject to any requirements of applicable laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(f) “Good Reason” means the occurrence of one or more of the following events without Holder’s prior written consent: (i) a change in Holder’s position with the Company which materially reduces Holder’s level of responsibilities and duties; (ii) any action by the Company that results in a diminution in Holder’s authority, duties and responsibilities, including a change in title or reporting relationships; (iii) a reduction in Holder’s level of compensation from the Company, including base salary and benefits, unless there is a corresponding reduction in the level of compensation of all executive officers of the Company; (iv) any requirement, as a condition to continuing Holder’s Continuous Service Status, that Holder enter into any agreement with the Company regarding confidentiality, non-competition, non-solicitation or other similar restrictive covenant that is materially more restrictive than Holder’s written obligations with the Company in effect as of the date of this Agreement, unless all executive officers of the Company are required to enter into any such agreement; (v) the Company’s failure to pay Holder any earned base salary, expense reimbursement or bonus payment that has become due and payable, provided that the Company received written notice from Holder of the deficient payment and was given fifteen (15) days to cure such failure; (vi) any action or inaction by the Company that constitutes a material breach of any employment or similar agreement between Holder and the Company; or (vii) a relocation of Holder’s principal place of employment with the Company outside of San Diego County and more than 50 miles from Holder’s principal place of employment with the Company as of the date of this Agreement.

(g) “Parent” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities ending with the Company if each of the corporations or entities other than the Company owns stock or interests possessing 50% or more of the total combined voting power of all classes of stock or interests in one of the other corporations or entities in such chain.

(h) “Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities other than the last corporation or entity in the unbroken chain owns stock or interests possessing 50% or more of the total combined voting power of all classes of stock or interests in one of the other corporations or entities in such chain.

(i) “Triggering Event” means:

(i) a sale, transfer or disposition of all or substantially all of the Company’s assets other than to: (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; (B) a corporation or other entity owned directly or indirectly by the holders of shares of the Company in substantially the same proportions as their ownership of shares of capital stock of the Company as of immediately prior to the sale, transfer or disposition; or (C) an Excluded Entity (as defined under subsection (ii) below); or

(ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the voting stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares of stock remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock or voting units of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock or voting units of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”). Notwithstanding anything stated herein, a transaction shall not constitute a “Triggering Event” if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s outstanding voting stock as of immediately prior to such transaction. For clarity, the term “Triggering Event” as defined herein shall not include stock sale transactions whether by the Company or by the holders of capital stock of the Company; or

(iii) the termination of Holder’s Continuous Service Status: (A) by the Company without Cause; or (B) by Holder for Good Reason.

10. Section 83(b) Election. Purchaser understands that Section 83(a) of the Code normally taxes as ordinary income the difference between the amount paid for the Purchased Stock and the fair market value of the Purchased Stock as of the date any restrictions on the Purchased Stock lapse. In this context, “restriction” includes the right of the Company to repurchase the Purchased Stock pursuant to the Repurchase Option. Purchaser further understands that Purchaser may elect to be taxed at the time the Purchased Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days from the Purchase Date. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in significant adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of any such 83(b) Election is required to be filed with Purchaser’s federal income tax return for the calendar year in which Purchase Date falls. Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such an 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Purchase Stock hereunder and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing the 83(b) Election and paying all taxes resulting from such election or the lapse of the Repurchase Option.

11. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Arbitration and Equitable Relief.

(i) Arbitration. IN CONSIDERATION OF THE PROMISES IN THIS AGREEMENT, HOLDER AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, STOCKHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE “RULES”) AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH HOLDER AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. HOLDER FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH HOLDER.

(ii) Procedure. HOLDER AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. HOLDER AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. HOLDER ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. HOLDER UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT HOLDER SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION HOLDER INITIATES. HOLDER AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES

FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. HOLDER AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

(iii) Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN HOLDER AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER HOLDER NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

(iv) Availability of Injunctive Relief. THE PARTIES AGREE THAT ANY PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF AS PERMITTED BY THE RULES INCLUDING, BUT NOT LIMITED TO, WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY CONFIDENTIAL INFORMATION OR INVENTION ASSIGNMENT AGREEMENT BETWEEN HOLDER AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION OR LABOR CODE §2870. THE PARTIES UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND THE PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT ANY PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(v) Administrative Relief. HOLDER UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HOLDER FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE HOLDER FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

(c) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e) Construction. This Agreement is the result of negotiations between the parties and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of each of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient: (i) upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or (ii) three (3) business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or as subsequently modified by ten (10) days advance written notice to the other party hereto.

(g) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(h) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Paul Hastings LLP, counsel to the Company, and that Paul Hastings LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(i) Counterparts. This Agreement may be executed in one or two counterparts, including counterparts transmitted by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company and its successors and assigns. The rights and obligations of Holder under this Agreement shall not be assigned, transferred, delegated or sublicensed without the prior written consent of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this FOUNDER COMMON STOCK PURCHASE AGREEMENT as of the date first set forth above.

THE COMPANY:

VIKING THERAPEUTICS, INC.:

By:	/s/ Michael Dinerman
(Signature)
Name:	Michael Dinerman
Title:	Chief Operating Officer

PURCHASER:

By:	/s/ Brian Lian
(Signature)
Name:	Brian Lian

[SIGNATURE PAGE TO FOUNDER COMMON STOCK PURCHASE AGREEMENT]

EXHIBIT A

TECHNOLOGY ASSIGNMENT AGREEMENT

This Technology Assignment Agreement (the “Agreement”) is entered as of September 26, 2012 between VIKING THERAPEUTICS, INC., a Delaware corporation (the “Company”), and Brian Lian, an individual (“Developer”). The assignment and stock issuance hereunder is intended to qualify for tax-free treatment under Internal Revenue Code Section 351.

1. Assignment. Developer hereby assigns to the Company exclusively throughout the world all right, title and interest (whether or not now existing) in the (i) subject matter referred to in EXHIBIT A attached hereto (“Technology”), (ii) all precursors, portions and work in progress with respect thereto and all ideas, inventions, works of authorship, mask works, technology, information, know-how, concepts, materials and tools relating thereto or to the development, production, use, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and other intellectual property rights and all business, contract rights and goodwill in, incorporated or embodied in, used to develop or produce or use, or related to any of the foregoing ((i), (ii) and (iii) are collectively “Intellectual Property”).

2. Compensation. The Company agrees to provide to Developer 2,650,000 shares of common stock of the Company on the date of this Agreement pursuant to the provisions of a Founder Common Stock Purchase Agreement of even date herewith between the Company and Developer (the “Purchase Agreement”). Such shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement.

3. Further Assurances: Moral Rights; Competition; Marketing.

3.1 Developer agrees to assist the Company in every proper way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time secure, enforce, maintain and defend the assigned rights. If the Company is unable for any reason whatsoever to secure Developer’s signature to any document requested by the Company under this Section 3.1, Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Developer’s agents and attorneys-in-fact, coupled with an interest and with full power of substitution, to act for and on Developer’s behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

3.2 To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby ratifies and consents to, and provides all necessary ratifications of and consents to, any action that may be taken with respect to such Moral Rights by, or authorized by, the Company; Developer agrees not to assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. Confidential Information. Developer will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Developer (i) can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, license or restriction, or (ii) is permitted to use or disclose such information or plans pursuant to the Proprietary Information and Inventions Agreement by and between Developer and the Company of even date herewith. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitation, injunctive relief) with respect to any such breach or potential breach in addition to any other remedies and without any requirement to post bond.

5. Warranty. Developer represents and warrants to the Company that Developer (i) was the sole owner (other than the Company) of all rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party’s rights (or any claim thereof) by the Intellectual Property or the Technology, (v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1 and (iv) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6. Miscellaneous. This Agreement is not assignable or transferable by Developer without the prior written consent of the Company; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set forth below (or such other address as a party may designate by ten (10) days notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys’ fees. The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by Developer without the Company’s prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement, together with the Purchase Agreement, is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Technology Assignment Agreement on the day and year first indicated above.

VIKING THERAPEUTICS, INC.

By:
Name:	Michael Dinerman
Title:	COO

DEVELOPER

By:
Brian Lian

EXHIBIT B

ACKNOWLEDGEMENT AND AGREEMENT OF SPOUSE

I,                     , spouse of Brian Lian (“Purchaser”), have read and hereby approve the foregoing FOUNDER COMMON STOCK PURCHASE AGREEMENT, dated September 26, 2012, by and between Viking Therapeutics, Inc. (the “Company”) and Purchaser (as may be amended or restated from time to time, the “Agreement”). In consideration for the Company granting Purchaser the right to purchase the shares of Common Stock of the Company as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property or similar interest that the undersigned may have in such shares shall be similarly bound by the Agreement. The undersigned hereby appoints Purchaser as the undersigned’s attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

By:
Signature of Spouse of Purchaser

Name:

B-1

EXHIBIT C

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Brian Lian hereby sells, assigns and transfers unto VIKING THERAPEUTICS, INC., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain FOUNDER COMMON STOCK PURCHASE AGREEMENT, dated as of September 26, 2012, by and between the undersigned and the Company (as may be amended or restated from time to time, the “Agreement”),                      (                    ) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                      and does hereby irrevocably constitute and appoint the Company’s Secretary as the undersigned’s attorney-in-fact to transfer such shares of Common Stock on the books of the Company with full power of substitution in the premises.

Dated: September 26, 2012

(Signature)

Brian Lian
(Print Name)

INSTRUCTION:	Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.

C-1

EXHIBIT D

JOINT ESCROW INSTRUCTIONS

September 24, 2012

Dear Corporate Secretary:

As escrow agent (“Escrow Agent”) for both Viking Therapeutics, Inc., a Delaware corporation (together with its successors or assigns, the “Company”), and Brian Lian (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Viking Therapeutics, Inc. Founder Common Stock Purchase Agreement, by and between the Company and Brian Lian, dated as of the date hereof (the “Agreement”), to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions (capitalized terms used but not defined in these Joint Escrow Instructions shall have the meanings assigned thereto in the Agreement):

1. In the event that the Company exercises the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of common stock of the Company, par value $0.00001 per share to be purchased (together with any shares into which such shares are converted or exchanged, “Shares”), the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignment(s) necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver the same, together with the certificate evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check, by cancellation of indebtedness or by a combination thereof) for the number of Shares being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing Shares to be held by you hereunder and any additions and substitutions to said Shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a holder of shares of common stock of the Company while the Shares are held by you.

4. Upon written request of Purchaser, on the one-year anniversary of the date of the Agreement and on each one-year anniversary thereafter, unless the Repurchase Option has been exercised, you will cause to be delivered to Purchaser a certificate or certificates representing the number of Shares released from the Repurchase Option during such prior period. One (1) month and one (1) day after the voluntary or involuntary termination of Purchaser’s Continuous Service

Status, you will, at the written request of Purchaser, deliver to Purchaser a certificate or certificates representing the aggregate number of Shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Repurchase Option and for which no certificate has previously been issued.

5. If, at the time of termination of this escrow, you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any applicable statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. All notices and other communications required or permitted hereunder shall be given in accordance with Section 11(f) of the Agreement. All such notices or other communications shall be directed (a) in the case of the Company or Purchaser, to the address, facsimile number or electronic mail address indicated for such person on the signature page of the Agreement, or at such other address, facsimile number or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other parties hereto and (b) in the case of the Escrow Agent, shall be directed to the address or facsimile number first indicated above on these Joint Escrow Instructions or at such other address or facsimile number as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

VIKING THERAPEUTICS, INC.

By:
Name:	Michael Dinerman
Title:	COO

“PURCHASER”

Name:	Brian Lian

“ESCROW AGENT”

Name:	Michael Dinerman
Title:	Secretary

EXHIBIT E

COMPANY RECEIPT

Viking Therapeutics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of (check each of the following that apply):

☐	A check in the amount of $

☐	The cancellation of indebtedness owing by the Company in the amount of $

☐	A Promissory Note issued by the Company in the amount of $

☐	Services rendered to the Company having a value equal to $

☐	The assignment of certain intellectual property and/or other assets to the Company having an aggregate value equal to $26,500,

as consideration for Certificate No. CS-             for              shares of Common Stock, par value $0.00001 per share, of the Company issued to Brian Lian.

Dated: September 26, 2012

THE COMPANY:

Viking Therapeutics, Inc.

By:
(Signature)
Name:	Michael Dinerman
Title:	COO

E-1

EXHIBIT F

PURCHASER AND SPOUSAL RECEIPT

The undersigned hereby acknowledges receipt of Certificate No. CS-             for              shares of Common Stock of Viking Therapeutics, Inc., a Delaware corporation.

Dated: September 26, 2012

PURCHASER:

Brian Lian
(Name)

By:
(Signature)

Signature of Spouse of Purchaser

Name of Spouse of Purchaser:

F-1